EXHIBIT 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Amendment”), is dated as of December 10, 2012 and entered into by and between RML CONSTRUCTION, LLP, a Kentucky limited liability partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement with Joint Escrow Instructions, dated as of November 5, 2012 (the “Purchase Agreement”).

WHEREAS, Seller and Buyer desire to modify the Purchase Agreement as set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Property Owner/Membership Interests. Any and all references in the Purchase Agreement to Property Owner shall be deemed to refer to Seller in all instances; it being hereby acknowledged and agreed that Seller is currently, and will be on the Closing Date, the owner of the Property in fee simple. Any and all references in the Purchase Agreement to the Membership Interests shall be deemed to refer to the Property in all instances; it being hereby acknowledged and agreed that Seller desires to sell to Buyer, and Buyer desire to purchase from Seller, the Property. In furtherance thereof, the parties hereby agree that Seller does not own, and shall have no obligation to convey the Property to Forty/57, LLC, and the second sentence of Section 1.1 of the Purchase Agreement is hereby deleted in its entirety.

2.Purchase Price. The definition of the term “Purchase Price” in Section 2 of the Purchase Agreement is hereby amended by deleting "FIFTY-THREE MILLION SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($53,600,000.00)" and inserting "FIFTY-TWO MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($52,500,000.00)" in lieu thereof.

3.Radon Holdback. Any and all references in the Purchase Agreement to the Radon Holdback, including without limitation in Section 4.2.2 and Section 6.7 thereof, are hereby deleted in their entirety; it being understood and agreed that Seller shall have no obligation to provide or make available any Radon Holdback or any other monetary accommodation in respect of the Potential Radon.

4.Conditions to Closing. Section 4.2.9 of the Purchase Agreement is hereby deleted in its entirety; it being understood and agreed that Seller shall retain title to the Property until the Property is conveyed to Buyer on the Closing Date.

5.Recordation and Transfer. Section 4.3.1 of the Purchase Agreement is hereby amended and restated as follows:

“Cause the Deed (as such term is hereinafter defined) to be recorded with the Recorder’s Office of Fayette County, Kentucky”

Accordingly, Section 5.1 of the Purchase Agreement is hereby revised to delete “delivery and acceptance of the Assignment” and insert in lieu thereof “recordation of the Deed”.

6.Due Diligence Expiration Date. Section 6.4 of the Purchase Agreement is hereby amended by deleting "Subject to Section 21 below, Buyer shall have twenty-five (25) Business Days from and after the later to occur of (i) the Opening of Escrow and (ii) the date of delivery by Seller to Buyer of the Seller's Deliveries, the Title Commitment and related recorded exception documents, and any existing survey (“Due Diligence Period”)" and inserting "Buyer shall have until 5:00 p.m. Eastern time on December 11, 2012 (“Due Diligence Period”)" in lieu thereof.

7.Contracts. Section 6.6 of the Purchase Agreement is hereby amended by deleting “have continue after Closing” in both instances in which it appears and insert “assume at Closing” in lieu thereof.

8.Seller’s Representations and Warranties. Sections 7.1.2 - 7.1.6 (inclusive) of the Purchase Agreement are hereby deleted in their entirety, and any and all references to “Residual Claims” are hereby deleted in their entirety. Schedule 6 is also hereby deleted in its entirety. The last sentence of Section 7.1.1 of the Purchase Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

“At Closing, Seller will cause good and indefeasible title to the Real Property to be conveyed to Buyer, subject only to the Permitted Exceptions.”

The last sentence of Section 7.1.22 is hereby amended by inserting at the end thereof: “other that the Property being conveyed to Buyer under this Agreement”. For the avoidance of doubt, all of the representations and warranties with respect to Property Owner in the Purchase Agreement (as amended hereby), shall be made with respect to Seller instead.

9.Seller’s Covenants. Sections 8.1.5(ii), 8.1.7 and 8.1.10 are hereby deleted in their entirety.

10.Seller’s Deliveries. Sections 10.1.1, 10.1.9, 10.1.10, 10.1.11 and 10.1.12 of the Purchase Agreement are hereby deleted in their entirety. Exhibit D is also hereby deleted in its entirety. Sections 10.1.2, 10.1.3 and 10.1.6 are hereby amended by deleting “Property Owner” and inserting “Buyer” in lieu thereof. Exhibits E – I shall be revised consistent with the foregoing, and Exhibit H shall be further revised to provide notice to the tenants of the transfer of ownership of the Property.

11.Pro-rations. The next to the last sentence of Section 9.1 is hereby amended by deleting “paid to” and inserting in lieu thereof “retained by”.

12.Miscellaneous.

a.Definitions. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

b.Partial Invalidity. If any term or provision of this Amendment or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.

c.No Waivers. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

d.Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

e.Entire Agreement; No Other Modification. This Amendment is the final expression of, and contains the entire agreement among, the parties hereto with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed each party hereto. Except as expressly modified by this Amendment, all terms and conditions of the Purchase Agreement, together with any and all exhibits thereto, shall remain unmodified and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control.

f.Counterparts. This Amendment may be executed in counterparts, each of which shall constitute a separate document but all of which together shall constitute one and the same agreement. Signature pages may be detached and reattached to physically form one document. A signature scanned and sent by facsimile and/or e-mail shall be binding as an original signature.

<Signatures follow on next page(s)>

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

SELLER:

RML Construction, LLP,
a Kentucky limited liability partnership

By:	/s/ D. Ray Ball, Jr.
Name:	D. Ray Ball, Jr.
Its:	Member/Partner

BUYER:

Steadfast Asset Holdings, Inc.,
a California corporation

By:	/s/ Ana Marie del Rio
Name:	Ana Marie del Rio
Its:	Vice President and Secretary

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